UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2011

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-10351 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

122 – 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 23, 2011, Potash Corporation of Saskatchewan Inc. (the “Company”) entered into the First Amending Agreement (the “Amending Agreement”) with the lenders named therein and The Bank of Nova Scotia, as agent (the “Agent”). The Amending Agreement amends the original credit facility, made as of December 11, 2009 (as amended by the Amending Agreement, the “Credit Facility”) among the Company, the lenders named therein and the Agent.

The amendments to the Credit Facility include, among others:

•	The extension of the maturity date for the Credit Facility from December 11, 2012 to December 11, 2016.

•

An increase in the total borrowing amount available under the Credit Facility from $2,500,000,000 to $2,750,000,000 and an increase in the accordion provision of the Credit Facility from $3,000,000,000 to $3,250,000,000.

•	The elimination of the tangible net worth financial covenant in its entirety.

The foregoing description is qualified in its entirety by reference to the Amending Agreement, which is filed hereto as Exhibit 4(a) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

4(a)	First Amending Agreement, made as of September 23, 2011, between Potash Corporation of Saskatchewan Inc., as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph Podwika
Name:	Joseph Podwika
Title:	Senior Vice President, General Counsel and Secretary

Dated: September 26, 2011

Index to Exhibits

Exhibit Number	Exhibit Description

4(a)	First Amending Agreement, made as of September 23, 2011, between Potash Corporation of Saskatchewan Inc., as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.